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                                                                     EXHIBIT 8.1


                                    COX & SMITH
                              I N C O R P O R A T E D

                           ATTORNEYS     *     COUNSELORS



                                112 EAST PECAN STREET
                                     SUITE 1800
                            SAN ANTONIO, TEXAS 78205-1521
                                    (210) 554-5500
                                  FAX (210) 226-8395
                                   WWW.COXSMITH.COM




                                     July 17, 2001




Abraxas Petroleum Corporation
500 North Loop 1604 East
San Antonio, TX  78232

Dear Ladies and Gentlemen:

         You have requested our opinion with respect to the U.S. federal income tax consequences of (i) the exchange offer (the "Offer") proposed to be made by Abraxas Petroleum Corporation, a Nevada corporation ("Abraxas"), through its wholly-owned Canadian subsidiary, Abraxas Acquisition Corporation, an Alberta corporation ("AcquisitionCo"), to exchange shares of Abraxas common stock for common shares of Grey Wolf Exploration Inc., an Alberta corporation ("Grey Wolf"), and (ii) the proposed combination of AcquisitionCo and Grey Wolf by means of (x) a Compulsory Acquisition Transaction pursuant to the provisions of Part 16 of the Alberta Business Corporations Act, or (y) a Subsequent Acquisition Transaction in accordance with applicable Canadian law which could take the form of an amalgamation, reclassification, statutory arrangement, consolidation or other transaction (collectively, "Acquisition Transaction"), in each case pursuant to the plan described in the offering materials whereby AcquisitionCo intends to acquire all remaining issued and outstanding Grey Wolf common shares.

         We have acted as United States counsel for Abraxas and AcquisitionCo in connection with the Offer and the Acquisition Transaction (together, the "Transaction"). The opinion expressed below is specifically limited to the U.S. federal income tax treatment of a U.S. holder of Grey Wolf shares. For the purposes of this opinion, a U.S. holder is a beneficial owner of Grey Wolf common shares, who, for U.S. federal income tax purposes, is:

         - a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

         - a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

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                                    COX & SMITH
                              I N C O R P O R A T E D

                           ATTORNEYS     *     COUNSELORS



July 17, 2001
Page 2



         - an estate, if its income is subject to U.S. federal income taxation regardless of its source; or

         - a trust, if it has validly elected to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

         The U.S. federal income tax consequences to the following parties are not addressed in the opinion expressed below:

         - persons that may be subject to special tax treatment such as financial institutions, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, regulated investment companies, insurance companies, and brokers and dealers or traders in securities or currencies;

         - Grey Wolf option holders and persons who acquired Grey Wolf common shares pursuant to an exercise of employee stock options or rights or otherwise as compensation;

         - persons having a functional currency for U.S. federal income tax purposes other than the U.S. dollar;

         - persons that hold, or will hold, Grey Wolf common shares as part of a position in a straddle or as part of a hedging or conversion transaction;

         - persons that own, or are deemed to own, 5% or more, by voting power or value, of the outstanding stock of Grey Wolf, AcquisitionCo or Abraxas, as the case may be; and

         - persons subject to the alternative minimum tax.

         In reaching the opinion expressed below, we have examined the Form S-4 filed pursuant to the Securities Act of 1933, Registration No. 333-62934 (the "Registration Statement"), tax representation certificates of Abraxas and AcquisitionCo, each dated the date hereof, which have been delivered to us for purposes of this opinion (the "Officer's

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                                    COX & SMITH
                              I N C O R P O R A T E D

                           ATTORNEYS     *     COUNSELORS



July 17, 2001
Page 3



Certificates"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed with your consent that:

                (i) original documents submitted to us (including signatures thereto) are authentic, documents submitted as copies conform to the original documents, and that all such documents have been (or will be by the commencement of the Offer or the Acquisition Transaction, as the case may be) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

                (ii) the Offer and the Acquisition Transaction will be consummated in accordance with the terms described in the Registration Statement, without waiver or modification of any of the terms and conditions described therein;

                (iii) the Acquisition Transaction will be completed promptly after the Offer;

                (iv) Abraxas will acquire in the Transaction 100 percent of the total combined voting power of all classes of Grey Wolf stock entitled to vote, and 100 percent of the total number of shares of all other classes of Grey Wolf stock, solely for Abraxas common stock;

                (v) Grey Wolf is not a controlled foreign corporation as defined in Section 957(a) of the Internal Revenue Code of 1986, as amended

                (vi) the statements concerning the Transaction set forth in the Registration Statement and the other documents referred to herein are and, as of all relevant times will be, true, accurate and complete;

                (vii) the representations set forth in each of the Officer's Certificates are and, as of all relevant times will be, true, accurate and complete;

                (viii) no actions have been (or will be) taken which are inconsistent with any representation contained in any of the Officer's Certificates;

                (ix) all obligations imposed on, or covenants agreed to by, the parties pursuant to documents relating to the Transaction have been or will be performed or satisfied in accordance with their terms; and

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                                    COX & SMITH
                              I N C O R P O R A T E D

                           ATTORNEYS     *     COUNSELORS



July 17, 2001
Page 4



                (x) there will be no changes in law between the date hereof and consummation of the Acquisition Transaction;

         Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that, although the matter is not free from doubt, it is more likely than not that for U.S. federal income tax purposes the Transaction should constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Transaction (including the state, local or foreign tax consequences of the Transaction) or any other transactions contemplated by the Registration Statement.

         This opinion expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Moreover, there are no court decisions or other authorities directly on point regarding the federal income tax effects of the Transaction. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court.

         The authorities upon which we have relied in rendering this opinion are subject to change either prospectively or retroactively, and any such change might affect the conclusions stated herein. Moreover, the accuracy of certain facts upon which we rely and assume as correct in rendering this opinion will not be determinable prior to completion of the Acquisition Transaction (which will occur, if it occurs, subsequent to the rendering of this opinion). Any variation or difference in such facts, or any other facts, from those on which we rely and assume as correct, as set forth herein, might also affect the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any inaccuracies in the facts on which we rely and assume as correct which subsequently come to our attention or of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO GREY WOLF SHAREHOLDERS" in the Registration Statement.

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                                    COX & SMITH
                              I N C O R P O R A T E D

                           ATTORNEYS     *     COUNSELORS



July 17, 2001
Page 5



         This opinion is intended solely for your use and may not be relied upon by any other person without our express written permission.



                                        Very truly yours,

                                        /s/ COX & SMITH INCORPORATED

                                        COX & SMITH INCORPORATED